Exhibit 10.55

FIFTH AMENDING AGREEMENT

BETWEEN:

ACCELERIZE INC.

- AND -

BEEDIE INVESTMENTS LIMITED

dated as of MARCH 1, 2019

FIFTH AMENDING AGREEMENT

This Fifth Amending Agreement is made effective as of the 1st day of March, 2019 between:

ACCELERIZE INC.
as Borrower

(the "Borrower")

and

BEEDIE INVESTMENTS LIMITED
as Lender

(the "Lender")

WHEREAS the Borrower and the Lender have entered into a credit agreement dated as of January 25, 2018 (the “Original Credit Agreement”), as amended by a first amending agreement (the “First Amending Agreement”) dated as of May 31, 2018, a second amending agreement (the “Second Amending Agreement”) dated as of June 13, 2018, a third amending agreement (the “Third Amending Agreement”) dated as of August 31, 2018 and a fourth amending agreement (the “Fourth Amending Agreement”) dated as of dated January 23, 2019 (collectively, the "Credit Agreement");

AND WHEREAS the parties have agreed to enter into this fifth amending agreement (the "Fifth Amending Agreement") to amend the Credit Agreement as provided for herein (the Credit Agreement as amended by this Fifth Amending Agreement is referred to as the "Amended Credit Agreement");

NOW THEREFORE in consideration of the payment of the sum of one dollar ($1.00) by each of the parties hereto to the others and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree with each other as follows:

1.	Amendments to Credit Agreement

1.1	The Credit Agreement is hereby amended as of the date that the conditions precedent in Section 3 herein have been satisfied or waived by the Lenders (the "Effective Date") as follows:

(a)	The following is added to the definitions in Section 1.1 of the Credit Agreement and shall constitute a “Subsequent Tranche” under the Credit Agreement:

“‘Third Tranche’ means the principal amount of US $500,000.”

(b)	Section 6.2(a) of the Credit Agreement is waived in respect of the Third Tranche; provided that such waiver shall not be construed as a permanent waiver of such Section.

(c)	Section 2.2(b) of the Credit Agreement is amended by deleting “in the minimum amount of $500,000” and replacing it with “in the minimum amount of $250,000”.

(d)	Section 3.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower may, at any time so long as an Event of Default has not occurred and is continuing, upon fifteen (15) Business Days’ prior written notice to the Lender indicating the principal amount to be prepaid, make a prepayment in whole, not in part, of the outstanding principal amount of the Credit Facility together with (i) accrued and unpaid interest on such principal amount to the date of prepayment; and (ii) a fee (the “Make Whole Fee”) equal to eleven (11) months’ interest on the full outstanding principal amount of the Credit Facility at the interest rate then applicable to the Credit Facility. The Borrower shall have no other right of prepayment.”

(e)

In partial consideration for the Lender entering into this Agreement, the exercise price of the “Warrants” described in Section 2.4 of the Credit Agreement and the “Additional Warrants” described in Sections 2.5, 2.6 and 2.7 of the Credit Agreement shall be changed from US $0.35 per Common Share to US $0.15 per Common Share.

2.	Certification

2.1	The Borrower confirms to and agrees with the Lender that:

(a)

each of the representations and warranties made in the Amended Credit Agreement is true and correct (except for any qualifications to representations and warranties disclosed to the Lender and consented to in writing by the Lender in its sole discretion), and provided however that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date); and

(b)	no Default or Event of Default under the Amended Credit Agreement has occurred which is continuing.

3.	Conditions Precedent

3.1	This Fifth Amending Agreement shall become effective at such time as:

(a)	the Lender shall have received the following documents, each in full force and effect, and in form and substance satisfactory to the Lender:

(i)	this Fifth Amending Agreement, duly executed and delivered by the Borrower;

(ii)	amendments to all issued Warrants and Additional Warrants giving effect to Section 1(e) of this Agreement; and

(iii)

stock exchange, dealer network or other Governmental Authority approval and, if required under the Permitted SaaS Debt, SaaS consent for the repricing of the exercise price of all Warrants and Additional Warrants;

(b)

the Borrower shall in respect of the preparation, execution and delivery of this Fifth Amending Agreement have paid all fees, costs and expenses of the kind referred to in Section 10.11 of the Credit Agreement;

(c)	no event or circumstance shall have occurred that in the opinion of the Lender would reasonably be expected to have a Material Adverse Effect;

(d)	no Default or Event of Default shall have occurred and be continuing;

(e)	an amendment to the SaaS Credit Agreement in form and substance acceptable to the Lender shall have been executed and delivered by SaaS and the Borrower and a copy thereof provided to the Lender;

(f)	receipt of all regulatory, securities and/or third party consents and/or approvals in respect of this Fifth Amending Agreement, in form, and on terms, satisfactory to the Lender.

3.2	The terms and conditions of this Section 3 are inserted for the sole benefit of the Lender and may be waived by the Lender in whole or in part without terms and conditions.

4.	Miscellaneous

4.1	All capitalized terms used but not otherwise defined herein shall have the meanings respectively ascribed thereto in the Amended Credit Agreement.

4.2

The Credit Agreement and all covenants, terms and provisions thereof, as amended by this Fifth Amending Agreement, shall be and continue to be in full force and effect and is hereby ratified and confirmed.

4.3

This Fifth Amending Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same Fifth Amending Agreement. For the purposes of this Section, the delivery of a facsimile copy or pdf emailed copy of an executed counterpart of this Fifth Amending Agreement shall be deemed to be valid execution and delivery of this Fifth Amending Agreement, but the party delivering a facsimile copy or pdf emailed copy shall deliver an original copy of this Fifth Amending Agreement as soon as possible after delivering the facsimile copy or pdf emailed copy.

4.4

This Fifth Amending Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in British Columbia. Each party to this Fifth Amending Agreement hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of British Columbia and California and all courts competent to hear appeals therefrom.

4.5	This Fifth Amending Agreement shall enure to the benefit of and be binding upon the Borrower and the Lender and their respective successors and assigns.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this Fifth Amending Agreement as of the day and year first written above.

ACCELERIZE INC., as Borrower

By:	/s/ Brian Ross
Name: Brian Ross
Title: CEO

BEEDIE INVESTMENTS LIMITED, as Lender

By:	/s/ Ryan Beedie
Name: Ryan Beedie
Title: President

A-1

CONSENT AND AGREEMENT OF GUARANTOR

The undersigned unlimited guarantor of the Obligations of the Borrower to the Lender does hereby consent and agree to the Borrower entering into this Fifth Amending Agreement.

Dated as of March 1, 2019.

CAKE MARKETING UK LTD.

By:	/s/ Brian Ross
Name: Brian Ross
Title: CEO